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                                                             EXHIBIT 99
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    NATIONAL MEDIA CORPORATION EXPECTS FOURTH QUARTER LOSS AND IS EVALUATING
                   RESTRUCTURING COSTS AND CERTAIN WRITE-OFFS

                 ROBERT N. VERRATTI NAMED AS PRESIDENT AND CEO

    PHILADELPHIA, April 28 /PRNewswire/ -- -- National Media Corporation (NYSE:
NM) today announced that the Company expects to report an operating loss for its fourth fiscal quarter and for its fiscal year ended March 31, 1997.

    The loss is due to its business improving more slowly than expected in the fourth fiscal quarter. The Company is in the midst of an evaluation involving certain of its corporate acquisitions, the carrying value and amortization of production costs, the value of certain inventories and receivables and a restructuring of operations, as well as various other matters. As a result, the Company expects to incur additional losses due to these potential adjustments.

    The Company said it would provide more specific financial information on the quarterly and year-end fiscal results as that information becomes available.

    The Company also announced that it has named Robert N. Verratti as President and Chief Executive Officer and a member of the Board of directors. Moreover, the Company announced that it has retained Lehman Bros. to assist it in exploring a full range of strategic business alternatives.

    Mr. Verratti replaces Mark P. Hershhorn, who resigned as President and Chief Executive Officer and as a Director of the Company. The Company said the parting was amicable and was the result of the recognition by Mr. Hershhorn and the Board of Directors that their approaches to the development of the Company's business differed significantly. Frederick S. Hammer, Chairman of the Board, acknowledged Mr. Hershhorn's contributions to the Company's business and wished him well in his future endeavors.

    Before joining National Media Corporation, Mr. Verratti was a special advisor for acquisitions to Warren V. (Pete) Musser, the Chairman and CEO of Safeguard Scientifics. Safeguard Scientifics, Inc. is a billion-dollar NYSE-listed company (NYSE: SFE) that strategically invests in technology-driven growth companies. Mr. Musser is also a member of National Media Corporation's Board of Directors. Mr. Verratti is a member of the Boards of Directors of CRW Financial and Multigen Inc. Mr. Verratti has also served as CEO of Globe Ticket Company, a specialty printing company, and as CEO of Total Care Systems, a congregate care management company. Mr. Verratti is a graduate of the U.S. Naval Academy and served five years in the Nuclear Submarine Service.

    In addressing the retention of Lehman Bros., Mr. Hammer said that the Company's Board of Directors and senior management decided, in addition to its existing advisory relationship with J.P. Morgan, to procure additional advice regarding strategic business alternatives after heavy trading in its common stock during the period of late February and early March encouraged speculation about outside interest in the Company. "We decided at that time that we needed an additional independent perspective in order to best serve the interest of our shareholders." Hammer said.

    National Media Corporation is the world's fastest growing transactional television programming company and has become a strong, integrated, global consumer marketer through its consumer programming

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expertise and, with its subsidiary companies, brings transactional television programming to more than 365 million television households worldwide.

    This press release contains forward-looking statements. The Company wishes to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the purpose of availing itself of such provisions. Examples of forward-looking statements include, but are not limited to, (1) projections of revenues, income or loss, profitability, earnings or loss per share and other financial indicators, (2) statements of plans or objectives of the Company's management or Board of Directors and (3) other statements about the Company or the infomercial industry.

    The Company's ability to predict projected results or the effect of certain events on the Company's results of operations is inherently uncertain. Therefore, the Company wishes to caution each reader of this release to carefully consider certain factors, including competition for customers, media pricing and access, market conditions regarding buyers and sellers of media, the potential effects of litigation involving the Company, the risks of doing business in the U.S., and the international marketplace, issues related to entering new markets, the inherent difficulty in identifying successful products, locating efficient suppliers of such products and bring such products to market in a timely fashion and other factors, each of which could affect the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

    To request previous press releases on National Media Corporation, contact PR Newswire at 800-758-5804. ext. 604644.

SOURCE            NATIONAL MEDIA CORPORATION

    -0-                                        4/28/97
    /CONTACT: Bruce Boyle, Director of Investor Relations of National Media,
     215-988-4641/ (NM)





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